Back to Form 8-K

Exhibit 99.1

Investor Relations: Jeffrey Potter Vice President, Corporate Development 813-290-6313 Jeff.Potter@wellcare.com	Media Relations: John Aberg Vice President, Corporate Communications 813-865-5045 John.Aberg@wellcare.com

WELLCARE ANNOUNCES THIRD QUARTER RESULTS:
$1 BILLION IN REVENUES; $1.06 DILUTED EARNINGS PER SHARE

•	Membership grew to 2,165,000; 151% growth year over year
•	Georgia membership grew to over 410,000 members
•	PDP membership grew to over 911,000 members
•	Third quarter revenues grew 104% to $1 billion
•	Medicare Advantage membership grew 34% year over year
•	Third quarter net income grew 166% year over year

Tampa, Florida (November 1, 2006)— WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income for the third quarter of 2006 increased 166% to $43.3 million, or $1.06 per diluted share, based on 41.0 million weighted average shares outstanding, compared with net income of $16.3 million, or $0.41 per diluted share, based on 39.7 million weighted average shares outstanding for the same period last year. Third quarter 2006 revenues increased 104% to $1.0 billion compared with $495.5 million for the third quarter of 2005.

“We doubled the size of the Company over the past year and retained our focus on execution and operational discipline,” stated Todd S. Farha, Chairman and Chief Executive Officer. “We continue our focus on the needs of seniors, families and underserved populations to deliver higher quality healthcare at lower cost to our government partners. In 2007, we will continue our growth by launching Medicare private fee-for-service plan offerings and our Medicaid expansion in the northeast region of Ohio.”

The Company also announced that its Board of Directors has acted unanimously to elect Mr. Farha to serve as Chairman of the Board, effective October 26, 2006. Mr. Farha has served as the Company’s President and Chief Executive Officer since 2002 and will continue in that capacity. Neal Moszkowski, the Company’s past Chairman and the co-CEO of TowerBrook Capital Partners L.P., will continue his service as a director and his roles on various Board committees. “This is a natural progression for Mr. Farha who has led the Company extremely capably,” said Mr. Moszkowski. “Under Mr. Farha’s leadership, WellCare’s operating discipline has distinguished the Company as the industry standard. All stakeholders will benefit greatly from Mr. Farha’s continuing vision as the Company’s Chairman and Chief Executive Officer.”

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WCG Announces Third Quarter Results

November 1, 2006

Results of Operations for the Third Quarter
Total Revenues: Total revenues in the third quarter of 2006 increased 104% to $1.0 billion compared with $495.5 million for the same period last year. Third quarter 2006 revenue increases were principally attributable to the Company’s strong growth in membership, primarily due to the addition of the Company’s PDP products and its new Georgia Medicaid health plan.

Medical Benefits Expense: Medical benefits expense for the third quarter of 2006 was $802.9 million, representing 80.8% of premium revenues, compared with $396.1 million, representing 80.7% of premium revenues, for the same period last year.

Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense for the third quarter of 2006 was $124.9 million, representing 12.4% of total revenues, compared with $66.7 million, or 13.5% of total revenues, for the same period last year.

Net Income: Net income for the third quarter of 2006 was $43.3 million, or $1.06 per diluted share, based on 41.0 million weighted average shares outstanding, compared with net income of $16.3 million, or $0.41 per diluted share, based on 39.7 million weighted average shares outstanding, for the same period last year.

Balance Sheet and Cash Flow Highlights
As of September 30, 2006, the Company had cash and cash equivalents of $788.9 million as well as investments classified as current assets of $131.1 million, for a total of $920.0 million in cash and short-term investments. For the nine months ended September 30, 2006, the Company’s net cash provided by operations was $334.3 million on a GAAP basis, which does not include adjustments for the timing of receipt of payments from the Company’s government partners. On an adjusted basis, excluding the cash used by the change in unearned premiums of $2.0 million, the cash used in the change in other receivables from government partners of $64.7 million and the cash used in the change in premiums receivable of $25.0 million, net cash provided by operations was $426.0 million, or 5.2x net income, for the nine months ended September 30, 2006. Days in claims payable was 56 at the end of the third quarter of 2006 compared with 54 at the end of the second quarter of 2006 and 53 at the end of the third quarter of 2005.

Membership and Other Operating Statistics
Total Membership (excluding PDP)	Sept. 30, 2006	Sept. 30, 2005
Florida	522,000	546,000
Georgia	410,000	-
New York	113,000	89,000
Illinois	91,000	97,000
Indiana	75,000	94,000
Connecticut	38,000	35,000
Missouri	3,000	-
Louisiana	2,000	1,000
Total Membership (excluding PDP)	1,254,000	862,000

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WCG Announces Third Quarter Results

November 1, 2006

Total Membership (including PDP)	Sept. 30, 2006	Sept. 30, 2005
Medicaid Membership
TANF	986,000	633,000
SCHIP	95,000	80,000
SSI	58,000	61,000
FHP	28,000	23,000
Total Medicaid Membership	1,167,000	797,000

Medicare Membership
Medicare Advantage	87,000	65,000
PDP	911,000	-
Total Medicare Membership	998,000	65,000
Total Membership (including PDP)	2,165,000	862,000

	Three Months Ended Sept. 30,
	2006	2005
Medical Benefits Ratio	80.8%	80.7%
SG&A Expense Ratio	12.4%	13.5%

	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005
Days in Claims Payable	56	54	53

Growth Initiatives
Medicare Prescription Drug Plans. On January 1, 2006, the Company commenced offering its national stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions established by the Centers for Medicare & Medicaid Services (CMS). As of September 30, 2006, the Company had approximately 911,000 PDP members.

Georgia Expansion. The Company launched new Medicaid health plans in Georgia on June 1, 2006, in the Atlanta and Central regions. In September and October 2006, the four remaining Georgia regions transitioned to managed care. The Company was the only health plan selected to provide Medicaid services on a statewide basis in Georgia. As of September 30, 2006, the Company had approximately 410,000 Georgia members.

Private Fee-For-Service (PFFS) Plans. The Company recently announced that it had received approval from CMS to begin offering PFFS plans in over 700 counties in 38 states and Washington, D.C. Medicare beneficiaries who choose the Company’s offerings will begin receiving coverage on January 1, 2007.

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WCG Announces Third Quarter Results

November 1, 2006

Ohio Expansion. The Company recently announced that it was selected to offer services to the State of Ohio’s Medicaid managed care program for the aged, blind and disabled population in the northeast region of the state. In addition, the State of Ohio has indicated that WellCare will also participate in the northeast region managed care expansion of the Covered Families and Children program effective November 1, 2006.

Guidance
The Company is raising its previously issued 2006 guidance of revenues of $3.55 billion and earnings per diluted share in the range of $2.85 to $2.90, based on 40.4 million weighted average shares outstanding. The Company is providing the following updated guidance for the full year 2006:

▪	Revenues of $3.7 billion; and
▪	Earnings per diluted share of $3.33 to $3.38, based on 40.7 million weighted average shares outstanding for the full year.

For the fourth quarter of 2006, the Company is providing the following guidance:

▪	Revenues of $1.1 billion; and
▪	Earnings per diluted share of $1.30 to $1.35, based on 41.2 million weighted average shares outstanding.

The Company is also establishing initial guidance for the full year 2007:

▪	Revenues of $4.8 billion; and
▪	Earnings per diluted share of $3.95 to $4.05, based on 42.1 million weighted average shares outstanding for the full year.

Conference Call
The live broadcast of WellCare’s third quarter conference call will begin at 8:30 a.m. Eastern time on November 2, 2006. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

Supplemental Information
The Company reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums, premiums receivable and other receivables from government partners is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.

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WCG Announces Third Quarter Results

November 1, 2006

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare operates a variety of Medicaid and Medicare plans, including health plans for families, children, the aged, blind and disabled and prescription drug plans, currently serving over 2,165,000 members nationwide. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia, Missouri and Ohio; the Company’s lack of prior operating history in its Medicare PDP and PFFS plans and potential inability to accurately predict the number of members in these plans; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses, including the Company’s ability to reinsure certain risks related to medical expenses; the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupments; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; risks associated with the volatility of the Company’s common stock; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2005 Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission in February 2006, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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WCG Announces Third Quarter Results

November 1, 2006

WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Revenues:
Premium	$994,032	$490,902	$2,558,911	$1,356,956
Investment and other income	14,529	4,553	32,845	11,056
Total revenues	1,008,561	495,455	2,591,756	1,368,012

Expenses:
Medical benefits	802,880	396,111	2,106,927	1,106,841
Selling, general and administrative	124,936	66,674	326,766	177,015
Depreciation and amortization	6,397	2,286	12,741	6,376
Interest	3,624	3,630	10,682	10,401
Total expenses	937,837	468,701	2,457,116	1,300,633

Income before income taxes	70,724	26,754	134,640	67,379
Income tax expense	27,443	10,459	52,415	26,290
Net income	$43,281	$16,295	$82,225	$41,089

Net income per share:
Basic	$1.09	$0.43	$2.10	$1.09
Diluted	$1.06	$0.41	$2.03	$1.05

Weighted average
common shares outstanding:
Basic	39,644,042	37,848,513	39,197,820	37,559,719
Diluted	40,958,565	39,668,723	40,498,564	39,140,583

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WCG Announces Third Quarter Results

November 1, 2006
WELLCARE HEALTH PLANS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data)

	September 30,	December 31,
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$788,908	$421,766
Investments	131,125	94,160
Premiums, net	72,591	47,567
Other receivables from government partners	64,736	-
Income taxes receivable	-	11,575
Deferred income taxes	17,377	11,353
Other current assets	68,262	19,036
Total current assets	1,142,999	605,457
Property and equipment, net	56,028	37,057
Goodwill	185,779	185,779
Other intangibles, net	19,810	21,668
Restricted investment assets	52,994	37,308
Other assets	2,044	220
Total Assets	$1,459,654	$887,489

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$484,462	$241,375
Unearned premiums	10,618	12,606
Accounts payable	70,100	4,867
Other accrued expenses	85,835	52,976
Deferred income taxes	2,345	1,260
Taxes payable	7,544	-
Note payable to related party	-	25,000
Current portion of long-term debt	1,600	1,600
Funds held for the benefit of members	110,318	-
Other current liabilities	410	358
Total current liabilities	773,232	340,042
Long-term debt	154,381	155,461
Deferred income taxes	25,966	16,577
Other liabilities	8,351	5,285
Commitments and contingencies	-	-
Total liabilities	961,930	517,365
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	-	-
Common stock, $0.01 par value (100,000,000 authorized, 40,710,343 and 39,428,032 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively)	407	394
Paid-in capital	285,654	240,337
Retained earnings	211,596	129,372
Accumulated other comprehensive income	67	21
Total stockholders’ equity	497,724	370,124
Total Liabilities and Stockholders’ Equity	$1,459,654	$887,489

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WCG Announces Third Quarter Results

November 1, 2006

WELLCARE HEALTH PLANS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Nine Months Ended September 30,
	2006	2005
Cash from operating activities:
Net income	$82,225	$41,089
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Depreciation and amortization	12,741	6,376
Gain on extinguishment of debt	(1,000)	-
Realized gain on investments	46	20
Loss (gain) on disposal of fixed assets	1,658	(42)
Equity-based compensation expense	17,967	2,698
Incremental tax benefit received for option exercises	(3,233)	-
Deferred taxes, net	4,450	(2,541)
Changes in operating accounts:
Premiums receivable	(25,024)	(3,997)
Other receivables from government partners	(64,736)	-
Prepaid expenses and other, net	(47,813)	(430)
Medical benefits payable	243,087	38,117
Unearned premiums	(1,988)	74,803
Accounts payable and accrued expenses	96,760	11,160
Taxes payable, net	19,119	4,923
Net cash provided by operating activities	334,259	172,176
Cash from investing activities:
Proceeds from sale and maturities of investments	97,860	41,148
Purchases of investments	(134,825)	(144,036)
Purchases and dispositions of restricted investments, net	(15,686)	(5,122)
Additions to property and equipment, net	(26,287)	(19,529)
Other investing activities	(3,893)	(5,931)
Net cash used in investing activities	(82,831)	(133,470)
Cash from financing activities:
Proceeds from common stock issuance, net	21,619	-
Proceeds from option exercise	5,744	951
Incremental tax benefit received for option exercises	3,233	-
Repayments on debt	(25,200)	(1,200)
Funds received for the benefit of members, net of disbursements	110,318	-
Net cash provided by (used in) financing activities	115,714	(249)
Cash and cash equivalents:
Increase during the period	367,142	38,457
Balance at beginning of period	421,766	397,627
Balance at end of period	$788,908	$436,084
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes	$26,006	$23,888
Cash paid for interest	$10,268	$9,756
Non-cash property and equipment additions	$1,332	$-

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